Exhibit 21

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary. Unless otherwise noted, all subsidiaries are 100% owned (directly or indirectly) by Consolidated Communications Holdings, Inc.

Name	State of Incorporation
BE Mobile Communications, Incorporated	Pennsylvania
Bentleyville Communications Corporation	New York
Berkshire Cable Corp.	New York
Berkshire Cellular, Inc.	New York
Berkshire New York Access, Inc.	New York
Berkshire Telephone Corporation	New York
Big Sandy Telecom, Inc.	Delaware
Bluestem Telephone Company	Delaware
C&E Communications, Ltd.	New York
Chautauqua & Erie Communications, Inc.	New York
Chautauqua and Erie Telephone Corporation	New York
China Telephone Company	Maine
Chouteau Telephone Company	Oklahoma
Columbine Telecom Company	Delaware
Comerco, Inc.	Washington
Communication Technologies, Inc.	Maine
Community Service Telephone Co.	Maine
Consolidated Communications, Inc.	Illinois
Consolidated Communications Enterprise Services, Inc.	Delaware
Consolidated Communications of California Company	California
Consolidated Communications of Fort Bend Company	Texas
Consolidated Communications of Illinois Company	Illinois
Consolidated Communications of Mid-Comm Company	Minnesota
Consolidated Communications of Minnesota Company	Minnesota
Consolidated Communications of Pennsylvania Company, LLC	Delaware
Consolidated Communications of Texas Company	Texas
C-R Communications, Inc.	Illinois
C-R Long Distance, Inc.	Illinois
C-R Telephone Company	Illinois
El Paso Long Distance Company	Illinois
Ellensburg Telephone Company	Washington
EllTel Long Distance Corp.	Delaware
Enhanced Communications of Northern New England Inc.	Delaware
ExOp of Missouri, Inc.	Missouri
FairPoint Broadband, Inc.	Delaware
FairPoint Business Services LLC	Delaware
FairPoint Carrier Services, Inc.	Delaware
FairPoint Communications LLC	Delaware
FairPoint Communications Missouri, Inc.	Missouri
FairPoint Logistics LLC	South Dakota
FairPoint Vermont, Inc.	Delaware
Germantown Long Distance Company	Ohio
GTC Communications, Inc.	Delaware
GTC, Inc.	Florida

Maine Telephone Company	Maine
Marianna and Scenery Hill Telephone Company	Pennsylvania
Marianna Tel, Inc.	Pennsylvania
MJD Services Corp.	Delaware
MJD Ventures, Inc.	Delaware
Northern New England Telephone Operations LLC	Delaware
Northland Telephone Company of Maine, Inc.	Maine
Odin Telephone Exchange, Inc.	Illinois
Orwell Communications, Inc.	Ohio
Peoples Mutual Long Distance Company	Virginia
Peoples Mutual Telephone Company	Virginia
Quality One Technologies, Inc.	Ohio
Ravenswood Communications, Inc.	Illinois
S T Enterprises, Ltd.	Kansas
Sidney Telephone Company	Maine
ST Long Distance, Inc.	Delaware
St. Joe Communications, Inc.	Florida
Standish Telephone Company	Maine
Sunflower Telephone Company, Inc.	Kansas
Taconic Technology Corp.	New York
Taconic Telcom Corp.	New York
Taconic Telephone Corp.	New York
Telephone Operating Company of Vermont LLC	Delaware
The Columbus Grove Telephone Company	Ohio
The El Paso Telephone Company	Illinois
The Germantown Independent Telephone Company	Ohio
The Orwell Telephone Company	Ohio
UI Long Distance, Inc.	Maine
Unite Communications Systems, Inc.	Missouri
Utilities, Inc.	Maine
YCOM Networks, Inc.	Washington